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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants







                  INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Registration Statement of Southborrough Technology Corporation (an exploration stage company) on Amendment No. 2 to Form SB-2 of our Auditors' Report, dated February 27, 2001, on the balance sheet of Southborrough Technology Corporation (an exploration stage company) as of November 30, 2000, and the statements of operations and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada
                                              /s/ MORGAN & COMPANY
July 20, 2001                                 Chartered Accountants


Tel:  (604) 687-5841       Member of         P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA         Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        International       Vancouver, B.C. V7Y 1A1